Exhibit 99.1

Mary McDowell Named CEO of Polycom Effective as of the Closing of the Acquisition of Polycom by Affiliates of Siris

Will succeed Peter Leav effective and contingent upon the closing of the acquisition of Polycom by affiliates of Siris

SAN JOSE, Calif./NEW YORK, New York- September 7, 2016: Polycom, Inc. (Nasdaq: PLCM), a global leader in helping organizations achieve new levels of teamwork, efficiency and productivity by unleashing the power of human collaboration, and Siris Capital Group, LLC, announced today that Mary McDowell will succeed Peter Leav as Polycom’s CEO effective and contingent on the closing of the merger of Polycom with an affiliate of Siris Capital. Peter Leav remains CEO and a board member until the transaction is closed. The transaction is expected to be completed in September or October, 2016, subject to the receipt of certain regulatory approvals and the satisfaction of other customary closing conditions.

Ms. McDowell is a technology executive who has led global multi-billion dollar businesses in the mobile, consumer and enterprise sectors. She is currently an Executive Partner at Siris Capital. Prior to that, Ms. McDowell was the EVP, Mobile Phones at Nokia, where she held global P&L responsibility for the feature phone business and associated software and digital services. She joined Nokia in 2004 to lead the Enterprise Solutions business and later served as Chief Development Officer. Ms. McDowell has also held senior positions at Compaq Computer and Hewlett Packard. She serves on the boards of Autodesk, Inc., Bazaarvoice and UBM plc.

“Polycom is a powerful global brand and is strongly positioned to help organizations of all sizes raise the bar on collaboration to drive higher levels of productivity and deepen employee engagement,” said Mary McDowell. “I’m looking forward to working closely with the Polycom team to build on the history of innovation and strong track record of creating best-in-class products and services that meet the needs of more than 400,000 companies, institutions, and channel partners, as well as deepening partnerships to enable the evolving Unified Communications ecosystem.”

“Mary has a unique combination of technology and management experience leading multi-billion-dollar consumer and enterprise technology businesses in mobile, telecom, and enterprise sectors that make her a great fit for this role,” said Frank Baker, Co-founder and Managing Partner, Siris Capital. “Her track record in architecting winning volume product portfolios is exceptional and will be an excellent fit with leading the Polycom team.”

Mr. Leav has served as Polycom’s CEO since December, 2013. He has chosen to leave Polycom effective as of the close of the acquisition to pursue other opportunities. “Leading the Polycom team has been a phenomenal experience,” said Peter Leav, CEO of Polycom. “Mary is a terrific choice to lead the company after the acquisition closes. Polycom is on a great track to continue its success as a private entity.”

The company also announced yesterday that Polycom stockholders approved the previously announced acquisition of Polycom by entities affiliated with Siris Capital Group, LLC, at a special meeting of Polycom’s stockholders held on September 2, 2016.

About Polycom

Polycom is a global leader in helping organizations achieve new levels of teamwork, efficiency and productivity by unleashing the power of human collaboration. More than 400,000 companies and institutions worldwide defy distance with secure video, voice and content solutions from Polycom to increase productivity, speed time to market, provide better customer service, expand education and save lives. Together with our global partner ecosystem, we provide flexible collaboration solutions for any environment that deliver a high-quality user experience, a broad multi-vendor interoperability and investment protection.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Polycom may not be able to complete the proposed transaction on the terms previously described or other acceptable terms or at all because of a number of factors, including the failure to satisfy the closing conditions. Factors that may affect Polycom’s business or financial results are described in the risk factors included in Polycom’s filings with the Securities and Exchange Commission (the “SEC”), including Polycom’s Annual Report on Form 10-K for the year ended December 31, 2015 and in Polycom’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on February 29, 2016 and August 4, 2016, respectively. Polycom expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.